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                                                                    EXHIBIT 99.1
                                                      FOR IMMEDIATE RELEASE

                                                      Contact:  Greg H. Guettler
                                                                President
                                                                (651) 687-9999


                  HYPERTENSION DIAGNOSTICS SECURES CONDITIONAL
                        WAIVER OF NOTE COVENANT DEFAULTS

ST. PAUL, MN, October 21, 2002 -- Hypertension Diagnostics, Inc., (NASDAQ
SmallCap: HDII) announced today that by a letter dated October 15, 2002, each of the holders of the Company's 8% Convertible Notes due March 27, 2005 has agreed to waive existing covenant defaults under the Notes if, in exchange, the Company hires a proxy solicitor for its Special Meeting of Shareholders and on or before October 25, 2002, obtains shareholder approval of the proposal put forth at the Company's Special Meeting. The Special Meeting seeks shareholder approval of the issuance by the Company of greater than 20% of its outstanding Common Stock upon conversion of the Notes and exercise of certain Common Stock Purchase Warrants.

As a result of the existing covenant defaults, a note Holder, at its option, may demand repayment in cash of the accrued but unpaid interest and 130% of the then-outstanding principal on the Notes. There is $5,304 in accrued but unpaid interest and $1,152,290 in aggregate principal outstanding on the Notes as of October 21, 2002. The Company has hired D.F. King and Co., Inc. of New York, NY to act as the Company's proxy solicitor for its Special Meeting.

The Company's Special Meeting of Shareholders was originally scheduled for September 25, 2002, but has been adjourned to 3 p.m. local time on Friday, October 25, 2002 at the Company's offices at 2915 Waters Road, Suite 108, Eagan, Minnesota 55121. The Board of Directors of the Company recommends that the Company's shareholders vote "FOR" the Special Meeting proposal to approve the issuance of greater than 20% of its outstanding Common Stock upon conversion of the Notes and exercise of certain Common Stock Purchase Warrants.

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Page 2, Hypertension Diagnostics, Inc.
October 21, 2002


The Note holders have also agreed to waive a covenant default, if any such default exists, relating to the Company's registration of its Common Stock for resale if, in addition to hiring a proxy solicitor and obtaining approval of its Shareholders as outlined above, the Company files a registration statement to register 750,000 additional shares of its Common Stock on or before November 15, 2002.

The waiver only relates to the following events of default: (a) the failure of the Company to obtain the Approval on or before the Approval Date; (b) the failure of the Company to comply with the requirement for continued listing on The Nasdaq SmallCap Market for a period of seven (7) consecutive trading days because the minimum bid price of its Common Stock was less than $1.00; and (c) the receipt by the Company on August 27, 2002 of a notice from The Nasdaq Stock Market, Inc. stating that the Company is not in compliance with the requirements for continued listing because of the failure of the Company's Common Stock to maintain a minimum bid price of $1.00 for a period of thirty (30) consecutive trading days. No other events of default are waived. The failure of the Company to comply with any of the covenants of the Notes will result in an event of default under the Notes. Upon an event of default, a Note holder, at its option, may demand cash repayment of 130% of the then-outstanding principal amount of the Note and any accrued but unpaid interest. There can be no assurance that the Company will comply with the Note covenants in the future. There can also be no assurance that the Company will successfully obtain waivers of any future event of default, if any event of default should occur.


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Page 3, Hypertension Diagnostics, Inc.
October 21, 2002

     Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company's 2002 Annual Report on Form 10-KSB under the caption "Risk Factors," as well as others not now anticipated.

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CVProfilor is a registered trademark of Hypertension Diagnostics, Inc.
Hypertension Diagnostics, HDI/PulseWave , PulseWave and CVProfile are trademarks of Hypertension Diagnostics, Inc. All rights reserved.

Website: www.hdii.com